Exhibit 23.0

                  Consent of Shatswell, MacLeod & Company, P.C.



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               [LETTERHEAD OF SHATSWELL, MACLEOD & COMPANY, P.C.]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation of our report dated April 18, 2000, relating to the consolidated balance sheets of Bay State Bancorp, Inc. and Subsidiaries as of March 31, 2000 and 1999, and the related consolidated statements of income, change in stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2000, which is included in the Form 10-K of Bay Bancorp, Inc.


                                        /s/  Shatswell, MacLeod & Company, P.C.
                                        SHATSWELL, MACLEOD & COMPANY, P.C.


West Peabody, Massachusetts
June 6, 2000